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                                                                  EXHIBIT 23.3







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Grossmont Bank:


We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Financial Data for Grossmont Bank" in the prospectus.

The Bank changed its method of accounting for certain investments in 1994 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".



                                       /s/ KPMG Peat Marwick LLP


San Diego, California
October 6, 1997